UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2015

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As reported in the Schedule 13D/As, dated February 17, 2015, that were filed with the U.S. Securities and Exchange Commission (“SEC”) by each of Dr. David C. Collins, Chairman and CEO of Learning Tree International, Inc. (the “Company”), Mrs. Mary C. Collins, a director of the Company and wife of Dr. Collins, on the one hand, and Eric R. Garen, a former director of the Company (the “Schedule 13D/As”), on the other, Dr. Collins and Mrs. Collins, as trustees of the David C. and Mary C. Collins Family Trust, dated January 20, 1997 (the “Collins Family Trust”) entered into a Securities Purchase Agreement, dated February 16, 2015, that provided for the purchase of an aggregate of 3,300,105 shares of Company common stock (“Purchased Shares”) from the following entities related to Mr. Garen: the Garen Family Trust, dated February 18, 1986 (the “Garen Family Trust”), the Garen Family Foundation, dated October 15, 1996 (the “Garen Family Foundation”), and the Garen Dynasty Trust (together with the Garen Family Trust and the Garen Family Foundation, the “Selling Stockholders”). The Purchased Shares were acquired from the Selling Stockholders in a privately negotiated transaction for aggregate cash consideration of $6,105,194.25, as described in the Schedule 13D/As. The Company was not a party to the Securities Purchase Agreement or the transactions contemplated thereby.

As stated in the Schedule 13D/As, the acquisition of the Purchased Shares from the Selling Stockholders increased Dr. Collins’ and Mrs. Collins’ beneficial ownership (within the meaning of the rules under Section 13 of the Securities Exchange Act of 1934, as amended) of the Company’s common stock to approximately 56.7% of the issued and outstanding shares as of February 2, 2015. The acquisition of the Purchased Shares was reportedly financed through personal funds contributed to the Collins Family Trust by Dr. Collins and Mrs. Collins. The Company is reporting this transaction under this Item since the acquisition of the Purchased Shares by Dr. Collins and Mrs. Collins results in beneficial ownership of the Company’s common stock in excess of a majority of the issued and outstanding shares of the Company’s common stock. Prior to this transaction, no shareholder of the Company owned of record or beneficially greater than a 50% share of Company common stock and, to the Company’s knowledge, there was no single control person or group based on share ownership or agreement.

Based on the Schedule 13D/As, the Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 8.01 Other Events.

As a result of the completion of the transaction reported in Item 5.01 above and the resulting beneficial ownership by Dr. Collins and Mrs. Collins in excess of a majority of the issued and outstanding Common Stock, the Company is hereby updating the Risk Factors that were contained in the Company’s annual report on Form 10-K filed with the SEC on December 18, 2014. The updated risk factor is as follows:

Control by Management

Our Chairman and Chief Executive Officer and his wife, who also serves on our board of directors, control a majority of our outstanding shares of common stock.

Dr. Collins, our Chairman of the Board of Directors and Chief Executive Officer, and Mary Collins, a director of the Company and wife of Dr. Collins, beneficially own (including shares owned with Mary Collins) approximately 57% of our shares of common stock, based on the number of shares of common stock outstanding as of February 2, 2015. Consequently, Dr. Collins and Mrs. Collins have significant influence over, and may control, our policies and affairs and are in a position to determine the outcome of corporate actions requiring majority approval of our stockholders. These corporate actions may include, for example, the election of directors, the adoption of amendments to our corporate documents and the approval of mergers and sales of our assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2015	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President